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Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-31674, 33-36231, 33-50301, 33-62155, and 33-52907 on Forms S-8 and
Registration Statement Nos. 33-50233 and 33-52905 on Forms S-3 of our reports dated November 27, 1995, appearing and incorporated by reference in this Annual Report on Form 10-K of Atlanta Gas Light Company for the year ended September 30, 1995.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 22, 1995